As filed with the Securities and Exchange Commission on December 23, 2021

Registration No. 333-261681

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPG Partners, LLC

to be converted as described herein to a corporation named

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	6282	87-2063362
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Telephone: (817) 871-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bradford Berenson, Esq.

TPG Inc.

General Counsel

345 California Street, Suite 3300

San Francisco, CA 94104

Telephone: (415) 743-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael B. Hickey, Esq. Harvey M. Eisenberg, Esq. Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Michael Kaplan, Esq. Derek Dostal, Esq. Darren Schweiger, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000 (Phone) (212) 701-5800 (Fax)	Thomas Holden, Esq. Thomas J. Fraser, Esq. Ropes & Gray LLP Three Embarcadero Center San Francisco, CA 94111 (415) 315-6300 (Phone) (415) 315-6350 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Class A common stock, $0.001 par value per share	$100,000,000	$9,270.00(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(2)	Includes shares of Class A common stock that may be issuable upon exercise of an option to purchase additional shares granted to the underwriters.
(3)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TPG Partners, LLC is filing this amendment to its Registration Statement on Form S-1 (File No. 333-261681) as an exhibits-only filing (“Amendment No. 1”). Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted. TPG Partners, LLC, the registrant whose name appears on the cover of this Amendment to the Registration Statement is a Delaware limited liability company. Prior to the effectiveness of the Registration Statement, TPG Partners, LLC will convert into a Delaware corporation pursuant to a statutory conversion and change its name to TPG Inc. as described in the section captioned “Organizational Structure” of the accompanying prospectus.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1*	Form of Certificate of Incorporation of TPG Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

3.2*	Form of Bylaws of TPG Inc. to be in effect prior to the consummation of the offering made under this Registration Statement.

5.1	Opinion of Weil, Gotshal & Manges LLP.

10.1*	Form of Limited Partnership Agreement of TPG Operating Group I, L.P.

10.2*	Form of Limited Partnership Agreement of TPG Operating Group II, L.P.

10.3*	Form of Limited Partnership Agreement of TPG Operating Group III, L.P.

10.4*	Indenture, dated as of May 9, 2018 and Amended as of October 1, 2019, between TPG Holdings I FinanceCo, L.P., TPG Holdings II FinanceCo, L.P., TPG Holdings III FinanceCo, L.P. and U.S. Bank National Association, as trustee.

10.5*	Fourth Amendment Agreement in respect of the Fourth Amended and Restated Credit Agreement, dated as of November 19, 2021, among TPG Holdings, L.P., acting through its general partner, TPG Group Advisors (Cayman), Inc., TPG Holdings I, L.P., TPG Holdings II, L.P. TPG Holdings II Sub, L.P., TPG Holdings III, L.P., TPG Holdings I-A, LLC, TPG Holdings II-A, LLC and TPG Holdings III-A, L.P., acting through its general partner, TPG Holdings III-A, Inc., as guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

10.6*	Credit Agreement, dated as of December 2, 2021, among TPG Holdings II, L.P., as borrower, TPG Holdings I, L.P., TPG Holdings II Sub, L.P., TPG Holdings III, L.P., as guarantors, the lenders party thereto, Wells Fargo Bank, N.A., as administrative agent, and Wells Fargo Securities LLC, as lead arranger and bookrunner.

10.7*	Form of Reorganization Agreement.

10.8*	Form of Tax Receivable Agreement.

10.9*	Form of Exchange Agreement.

10.10*	Form of Investor Rights Agreement.

10.11*	Form of RemainCo Administrative Services Agreement.

10.12	Form of RemainCo Performance Earnings Agreement.

10.13	Form of Master Contribution Agreement.

10.14*	Form of Strategic Investor Transfer Agreement.

10.15*	Employment Agreement, dated as of December 15, 2021, among TPG Global, LLC, TPG Holdings, L.P., TPG Partner Holdings, L.P., TPG Group Advisors (Cayman), Inc. and Jon Winkelried.

10.16*	Employment Agreement, dated as of December 15, 2021, among TPG Global, LLC, TPG Holdings, L.P., TPG Partner Holdings, L.P., TPG Group Advisors (Cayman), Inc., TPG Partners, LLC and James G. Coulter.

Exhibit No.	Description

10.17*	Letter Agreement, dated as of December 15, 2021, among TPG Global, LLC, TPG Holdings, L.P., TPG Partner Holdings, L.P., TPG Group Advisors (Cayman), Inc., TPG Partners, LLC and David Bonderman.

10.18*	Letter Agreement, dated as of December 15, 2021, between TPG Global, LLC and Jonathan Coslet.

10.19*	Executive Retention Agreement, dated as of November 13, 2021, between TPG Partner Holdings, L.P. and Kelvin L. Davis.

10.20*	Form of U.S. Offer Letter for TPG Inc.

10.21*	TPG Inc. Omnibus Equity Incentive Plan.

10.22*	Form of Restricted Stock Unit Grant Agreement under the TPG Inc. Omnibus Equity Incentive Plan.

10.23*	Form of Restricted Stock Unit Grant Agreement (Directors) under the TPG Inc. Omnibus Equity Incentive Plan.

10.24*	Form of Performance Restricted Stock Unit Grant Agreement under the TPG Inc. Omnibus Equity Incentive Plan.

10.25*	Form of TPG Partner Holdings Interest Schedule (Individual).

10.26*	Form of Director and Officer Indemnification Agreement for TPG Inc.

10.27*	Form of TPG GP A, LLC Limited Liability Company Agreement.

10.28	Form of Founder Exchange Agreement.

10.29	Form of Founder Net Settlement Agreement.

21.1*	List of subsidiaries.

23.1*	Consent of Deloitte & Touche LLP as to TPG Partners, LLC.

23.2*	Consent of Deloitte & Touche LLP as to TPG Group Holdings (SBS), L.P.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	Consent of Mary Cranston.

99.2*	Consent of Deborah M. Messemer.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on December 23, 2021.

TPG Partners, LLC

By:	/s/ Jon Winkelried
Name: Jon Winkelried
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2021.

Signature	Title

* David Bonderman	Founding Partner, Non-Executive Chairman and Director

* James G. Coulter	Founding Partner, Executive Chairman and Director

/s/ Jon Winkelried Jon Winkelried	Chief Executive Officer and Director (Principal Executive Officer)

* Jack Weingart	Chief Financial Officer and Director (Principal Financial Officer)

* Martin Davidson	Chief Accounting Officer (Principal Accounting Officer)

* Todd Sisitsky	Director

* Anilu Vazquez-Ubarri	Director

* Maya Chorengel	Director

* Jonathan Coslet	Director

* Kelvin Davis	Director

Signature	Title

* Ganen Sarvananthan	Director

* David Trujillo	Director

* By:	/s/ Jon Winkelried
Name: Jon Winkelried
Title: Attorney-in-fact

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